UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2015, Walgreens Boots Alliance, Inc. (the “Company”) and Walgreen Co. (“Walgreens”) entered into a Retirement and Release Agreement with Gregory D. Wasson (the “Retirement Agreement”). Mr. Wasson’s retirement was previously announced by Walgreens and disclosed in the Current Report on Form 8-K filed by Walgreens with the Securities and Exchange Commission on December 10, 2014 (the “Previous Form 8-K”). Pursuant to the Retirement Agreement, Mr. Wasson’s retirement from the Company and Walgreens became effective as of January 9, 2015. The Retirement Agreement provides that Mr. Wasson will receive the retirement payments and benefits to which he is entitled under the compensation and benefit plans of the Company and Walgreens, as well as additional vesting of certain restricted stock units and performance shares, as described in Exhibit A to the Retirement Agreement, and continued personal security benefits for twelve months following his retirement. The Retirement Agreement includes a release of claims against the Company, Walgreens and their affiliates, a two-year non-solicit covenant with respect to employees and customers and a mutual non-disparagement covenant, and specifies that the non-competition covenants in Mr. Wasson’s restricted stock unit award agreements will continue to apply, as modified by the Retirement Agreement to limit competing businesses to a specified list of companies. The foregoing description is qualified in its entirety by the text of the Retirement Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

As previously announced by Walgreens and disclosed in the Previous Form 8-K, Stefano Pessina has been appointed to serve as Acting Chief Executive Officer of the Company and James A. Skinner has been appointed to serve as Executive Chairman of the Company, in each case pending the completion of the search for a successor to Mr. Wasson as Chief Executive Officer. Messrs. Pessina and Skinner commenced service in such positions on January 9, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Retirement Agreement and Release between Walgreens Boots Alliance, Inc., Walgreen Co. and Gregory D. Wasson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

By:	/s/ Thomas J. Sabatino, Jr.
Name:	Thomas J. Sabatino, Jr.
Title:	Executive Vice President, Global Chief Legal and Administrative Officer and Corporate Secretary

Date: January 14, 2015